UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)
Schedule 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant  ☒
Filed by a Party other than the Registrant   ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Inhibrx Biosciences, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Inhibrx Biosciences, Inc.
11025 N. Torrey Pines Road, Suite 140
La Jolla, California 92037

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Wednesday, May 28, 2025
To Our Stockholders:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Inhibrx Biosciences, Inc., a Delaware corporation (the “Company”), to be held at 10:00 a.m. Pacific Time on Wednesday, May 28, 2025. The Annual Meeting will be held online in a virtual format. You will be able to attend the Annual Meeting, vote, and submit your questions during the Annual Meeting by registering at https://www.proxydocs.com/INBX and entering your control number included in the Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting or proxy card that you receive. Details regarding the Annual Meeting, the business to be conducted at the Annual Meeting, and information about the Company that you should consider when you vote your shares are described in the accompanying Proxy Statement.
The Annual Meeting will be held for the following purposes:
(1)To elect two Class I directors, nominated by our Board of Directors, to serve until our 2028 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their respective earlier death, resignation, or removal;
(2)To ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
(3)To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
The accompanying Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. The Annual Meeting will be entirely virtual. Stockholders will not be able to attend the Annual Meeting in person. Our proxy materials (which include the Proxy Statement attached to this notice, our most recent Annual Report on Form 10-K, and form of proxy card) are also available to you via the Internet at https://www.proxydocs.com/INBX, using the control number provided with your materials.
The record date for the Annual Meeting is April 1, 2025. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournments or postponements thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
Our Notice of 2025 Annual Meeting of Stockholders, Proxy Statement, Proxy Card, and Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available at https://www.proxydocs.com/INBX.

By Order of the Board of Directors,

Leah Pollema
VP, General Counsel and Corporate Secretary
La Jolla, California
April 16, 2025

YOUR VOTE IS IMPORTANT
Even if you plan to attend the Annual Meeting online, we urge you to submit your proxy in advance to ensure your shares are represented. This will not affect your right to participate in the Annual Meeting and to vote your shares at that time. For additional information on voting and participating in the Annual Meeting, please see “General Information about the Annual Meeting and Voting” on page 1.

Inhibrx Biosciences, Inc.
11025 N. Torrey Pines Road, Suite 140
La Jolla, California 92037
PROXY STATEMENT
FOR THE INHIBRX BIOSCIENCES, INC.
2025 ANNUAL MEETING OF STOCKHOLDERS
To be held on Wednesday, May 28, 2025
This Proxy Statement, along with the accompanying Notice of 2025 Annual Meeting of Stockholders, contains information about the 2025 Annual Meeting of Stockholders of Inhibrx Biosciences, Inc. (the “Annual Meeting”), including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 10:00 a.m. Pacific Time on Wednesday, May 28, 2025. The Annual Meeting will be held in a virtual-only meeting format, via live webcast. In this Proxy Statement, we refer to Inhibrx Biosciences, Inc. as “Inhibrx,” “the Company,” “we,” and “us.” This Proxy Statement relates to the solicitation of proxies by the Board of Directors of Inhibrx (the “Board of Directors” or the “Board”) for use at the Annual Meeting.
On or about April 16, 2025, we intend to begin sending to our stockholders the Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting (the “Notice of Internet Availability”) containing instructions on how to access our Proxy Statement for our Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and how to request paper copies of the proxy materials.
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why is the Company soliciting my proxy?
Our Board of Directors is soliciting your proxy to vote at the Annual Meeting to be held virtually at 10:00 a.m. Pacific Time on Wednesday, May 28, 2025, and any adjournments or postponements of the Annual Meeting. This Proxy Statement, along with the accompanying Notice of 2025 Annual Meeting of Stockholders, summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting.
We have made available to you on the Internet or have sent you this Proxy Statement, the Notice of 2025 Annual Meeting of Stockholders, the proxy card, and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 because you owned shares of our common stock on April 1, 2025, the record date for the Annual Meeting (the “Record Date”). We intend to commence distribution of the Notice of Internet Availability and, if applicable, proxy materials, to stockholders on or about April 16, 2025.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
As permitted by the rules of the U.S. Securities and Exchange Commission (the “SEC”), we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the Annual Meeting, and help to conserve natural resources. If you received the Notice of Internet Availability by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice of Internet Availability. Instead, the Notice of Internet Availability instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this Proxy Statement.
Why are you holding a virtual Annual Meeting?
This year’s Annual Meeting will be held in a virtual meeting format only. There will be no physical location for the Annual Meeting. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation, and communication. For example, the virtual format allows stockholders to communicate with us in advance of and during the

Annual Meeting so they can ask questions of our Board of Directors or management related to the business of the Annual Meeting, as time permits.
How do I access the virtual Annual Meeting?
Only stockholders of record and beneficial owners of shares of our common stock as of the close of business on the Record Date may attend and participate in the Annual Meeting, including voting and asking questions during the Annual Meeting. You will not be able to attend the Annual Meeting physically in person.
In order to attend the Annual Meeting, you must register at https://www.proxydocs.com/INBX by 10:00 a.m. Pacific Time on May 28, 2025. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank, or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank, or other nominee as part of the registration process.
On the day of the Annual Meeting, May 28, 2025, stockholders may begin to log in to the Annual Meeting 15 minutes prior to the start of the Annual Meeting. The Annual Meeting will begin promptly at 10:00 a.m. Pacific Time.
Will I be able to ask questions and have these questions answered during the virtual Annual Meeting?
Stockholders may submit questions related to the business of the Annual Meeting after logging in to the Annual Meeting using the unique link provided in your registration email, typing your question into the “Q&A” field, and clicking “Submit.” If you wish to submit a question in advance, you may do so while registering to attend the virtual meeting at https://www.proxydocs.com/INBX by typing your question into the “Questions” field and clicking “Submit.” Appropriate questions related to the business of the Annual Meeting (the proposals being voted on) may be answered during the Annual Meeting, subject to time constraints. Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related to rules of conduct, and other materials for the Annual Meeting will be available on the virtual meeting platform.
What happens if there are technical difficulties during the Annual Meeting?
    We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instructional email.
Who may vote?
Only stockholders of record at the close of business on April 1, 2025 will be entitled to vote at the Annual Meeting. On this Record Date, there were 14,475,904 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of stock entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on April 1, 2025, your shares of our common stock were registered directly in your name with our stock transfer agent, Continental Stock Transfer & Trust (our “Transfer Agent”), then you are a stockholder of record.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on April 1, 2025, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Internet Availability is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may be required to obtain a valid legal proxy from your broker or other agent to vote your shares at the Annual Meeting. Please follow the instructions you receive from your brokerage firm, bank, dealer, or other similar organization.
You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I change or revoke my proxy?” below.
How many votes do I have?
Each share of our common stock that you own entitles you to one vote.

How do I vote?
Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone.
For the election of our Class I directors (Proposal 1), you may either vote “FOR” the nominees to the Board or you may “WITHHOLD” your vote. For the ratification of the selection of our independent registered public accounting firm (Proposal 2), you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our Board of Directors’ recommendation as noted below. Voting by proxy will not affect your right to attend the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name
If your shares are registered directly in your name through our Transfer Agent, or you have stock certificates registered in your name, you may vote:
•By Internet.
◦Prior to the Annual Meeting. Follow the instructions included in the Notice of Internet Availability or, if you received printed materials, in the proxy card to vote over the Internet prior to the Annual Meeting.
◦During the Annual Meeting. Attend the Annual Meeting by visiting https://www.proxydocs.com/INBX and follow the instructions posted there. Please have your control number from the Notice of Internet Availability or, if you received printed materials, in the proxy card, to join the Annual Meeting.
•By telephone. Follow the instructions included in the Notice of Internet Availability or, if you received printed materials, in the proxy card, to vote by telephone.
•By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating, and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our Board’s recommendations as noted below. Your proxy card must be received on or before May 27, 2025 to be counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If your shares are held in “street name” (held in the name of a bank, broker, or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the virtual Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares during the Annual Meeting unless you request and obtain a proxy from your broker or other agent.
How does our Board of Directors recommend that I vote on the proposals?
Our Board recommends that you vote as follows:
•Proposal 1: “FOR” the election of each nominee for director; and
•Proposal 2: “FOR” the ratification of the appointment of BDO USA, P.C. (“BDO”) as our independent registered public accounting firm for our fiscal year ending December 31, 2025.
If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with the proxy holder’s best judgment. At the time this Proxy Statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.
May I change or revoke my proxy?
If you give us your proxy, you may change or revoke it at any time before the Annual Meeting, in any one of the following ways:
•if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•by re-voting by Internet or by telephone as instructed above;
•by notifying the Company’s Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•by attending the Annual Meeting and voting at the Annual Meeting. Attending the Annual Meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that it be revoked.
Your most current vote, whether by telephone, Internet, or proxy card, is the one that will be counted.
What if I receive more than one Notice of Internet Availability or proxy card?
You may receive more than one Notice of Internet Availability or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How do I vote?” for each account to ensure that all of your shares are voted.
Will my shares be voted if I do not vote?
If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described under “How do I vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker, or other nominee that holds your shares as described above, the bank, broker, or other nominee that holds your shares has the authority to vote your unvoted shares on “routine” matters but cannot vote on “non-routine” matters. If the bank, broker, or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”
What are broker non-votes?
As discussed above, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote those shares on a particular matter. A broker has discretionary power to vote shares without instruction from the beneficial owner on routine matters, such as the ratification of the selection of BDO as our independent registered public accounting firm. Thus, broker non-votes are not expected on that proposal. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Therefore, we encourage you to provide voting instructions to your bank, broker, or other nominee. This ensures your shares will be voted at the Annual Meeting and in the manner you desire.
What vote is required to approve each proposal and how are votes counted?
•Proposal 1: Election of Class I Directors. The two nominees for director who receive the most “FOR” votes (also known as a “plurality” of the votes cast) will be elected. You may either vote “FOR” the nominees or “WITHHOLD” your vote from the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.
•Proposal 2: Ratify the Appointment of Independent Registered Public Accounting Firm. Approval of Proposal 2 requires the affirmative vote of a majority of the votes cast by the holders of all of the shares of stock present or represented at the Annual Meeting and voting affirmatively or negatively on such matter (meaning the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” the proposal). For the ratification of the selection of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2025, the votes cast “FOR” must exceed the votes cast “AGAINST.” Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal, and therefore we do not expect any broker non-votes on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of BDO as our independent registered public accounting firm for the year ended December 31, 2025, our Audit Committee of our Board of Directors (the “Audit Committee”) will reconsider its selection.
Is voting confidential?
We will keep all the proxies, ballots, and voting tabulations private. We allow only the inspector of elections appointed for the Annual Meeting to examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or that you otherwise provide.

Where can I find the voting results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary results, or final results, if available, in a Current Report on Form 8-K within four business days following the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
What are the costs of soliciting these proxies?
We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax, or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers, and other institutions, nominees, and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.
What is a quorum requirement?
We need a quorum of stockholders to hold our Annual Meeting. A quorum exists when at least a majority of the outstanding shares entitled to vote on the Record Date are represented at the Annual Meeting either via the virtual meeting or by proxy. Your shares will be counted towards the quorum only if a valid proxy or vote is submitted with respect to such shares. Shares represented by abstentions and broker non-votes will be counted in determining whether there is a quorum for the Annual Meeting.
How do I attend the Annual Meeting?
Our Annual Meeting will be held in a virtual meeting format only. We adopted a virtual format for our Annual Meeting to make participation more convenient, safe, and accessible for our stockholders regardless of their location. To attend the virtual Annual Meeting, you must register for the meeting as described above, and then go to https://www.proxydocs.com/INBX shortly before the Annual Meeting time, and follow the instructions to participate. You need not attend the Annual Meeting in order to vote.

EXPLANATORY NOTE ABOUT COMPANY RESTRUCTURING
On May 30, 2024, Inhibrx, Inc. (the “Former Parent”) completed the sale of INBRX-101 to Sanofi subsidiary Aventis Inc. (the “Acquirer”) via a merger of the Former Parent with a subsidiary of the Acquirer, with the Former Parent surviving. Prior to the closing of the merger, the Former Parent spun off the Company, and distributed to its stockholders 92% of the issued and outstanding shares of common stock of the Company (the “Distribution”) and transferred its assets and liabilities not associated with INBRX-101, including ozekibart (INBRX-106) and INBRX-109, as well as its discovery pipeline, to the Company (the “Separation”). Accordingly, because the Former Parent is effectively a predecessor entity to the Company, it is referenced throughout this Proxy Statement with respect to periods prior to the Separation and Distribution.

PROPOSAL NO. 1
ELECTION OF CLASS I DIRECTORS
Proposal
Our Board currently consists of five members, classified into three classes as follows: (1) Jon Faiz Kayyem, Ph.D. and Kristiina Vuori, M.D., Ph.D. constitute our Class I directors with a term ending in 2025; (2) Douglas G. Forsyth and Kimberly Manhard constitute our Class II directors with a term ending in 2026; and (3) Mark P. Lappe constitutes our Class III director with a term ending in 2027. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.
Our Board of Directors has voted to nominate Jon Faiz Kayyem, Ph.D. and Kristiina Vuori, M.D., Ph.D. for election at the Annual Meeting for a term of three years to serve until the 2028 annual meeting of stockholders, and until their successors are elected and qualified, or until their earlier death, resignation, or removal. The Class II directors (Douglas G. Forsyth and Kimberly Manhard) and the Class III director (Mark P. Lappe) will serve until the annual meetings of stockholders to be held in 2026 and 2027, respectively, and until their respective successors have been elected and qualified, or until their earlier death, resignation, or removal.
Unless authority to vote for either of these nominees is withheld, the shares represented by the enclosed proxy will be voted “FOR” the election of Jon Faiz Kayyem, Ph.D. and Kristiina Vuori, M.D., Ph.D. as directors. In the event that either nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as our Board of Directors may recommend in such nominee’s place. We have no reason to believe that either nominee will be unable or unwilling to serve as a director.
Required Stockholder Vote and Recommendation of Our Board of Directors
A plurality of the shares voted for each nominee at the Annual Meeting is required to elect such nominee as a director.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF JON FAIZ KAYYEM, PH.D. AND KRISTIINA VUORI, M.D., PH.D. AS DIRECTORS.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Proposal
The Audit Committee has selected BDO as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2025, and has further directed that we submit the selection of BDO for ratification by our stockholders at the Annual Meeting. BDO has served as our independent registered public accounting firm since 2024 and prior to that served as the registered public accounting firm for the Former Parent since 2018. We expect a representative of BDO to be present at the Annual Meeting, during which they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Although current laws, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the Company’s independent registered public accounting firm, the Board considers the appointment of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of BDO for ratification by stockholders as a matter of good corporate practice. In the event our stockholders fail to ratify the appointment of BDO, the Audit Committee will reconsider whether or not to retain BDO. In addition, even if our stockholders ratify the selection, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that a change would be in the best interests of the Company and its stockholders.
In deciding to appoint BDO, the Audit Committee reviewed auditor independence issues and existing commercial relationships with BDO and concluded that BDO has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2025.
Fees for Independent Registered Public Accounting Firm
 The following table presents the fees billed to the Company by BDO for professional services rendered to the Company and the Former Parent, as applicable, in the fiscal years ended December 31, 2024 and December 31, 2023:

	2024	2023
Audit Fees	$942,136	$699,869
Audit-Related Fees	—	—
Tax Fees	112,400	89,298
All Other Fees	—	—
Total	$1,054,536	$789,167
Audit Fees: For the year ended December 31, 2024, the aggregate audit fees billed by our independent registered public accounting firm were for professional services performed by BDO for the audit of our financial statements included in our Annual Report on Form 10-K, review of financial statements included in our and the Former Parent’s Quarterly Reports on Form 10-Q, reviews of registration statements and issuances of consents, comfort letters, accounting consultations, audits, and the review of filings, including our registration statement on Form 10, in connection with the spin-off transaction completed during fiscal year 2024, and other services that are normally provided in connection with statutory and regulatory filings or engagements, including the filing of our resale registration statement on Form S-1.
For the year ended December 31, 2023, the aggregate audit fees were for professional services performed by BDO for the audit of the Former Parent’s annual financial statements and internal controls included in the Former Parent’s Annual Report on Form 10-K, reviews of the Former Parent’s Quarterly Reports on Form 10-Q, accounting consultations, and issuances of consents, comfort letters, and other services that are normally provided in connection with statutory and regulatory filings or engagements.
Audit-Related Fees: For the years ended December 31, 2024 and December 31, 2023, there were no fees billed by our independent registered accounting firm for audit-related fees.
Tax Fees: For the years ended December 31, 2024 and December 31, 2023, the tax-related fees billed by an affiliate of our or the Former Parent’s independent registered public accounting firm pertained to services related to tax return preparation and tax planning services for the Company and the Former Parent, and an R&D credit study and Section 382 analysis related to the Former Parent’s tax attributes.
All Other Fees: For the years ended December 31, 2024 and December 31, 2023, there were no fees billed by our or the Former Parent’s independent registered public accounting firm for other services, other than the fees described above.
Pre-Approval Policies and Procedures
All audit and non-audit services provided by BDO must be pre-approved by the Audit Committee. BDO will provide the Audit Committee with an engagement letter during the first half of the fiscal year, outlining the scope of the proposed services and estimated fees for the fiscal year. Pre-approval may be given for a category of services, provided that (i) the category is reasonably narrow and detailed and (ii) the Audit Committee establishes a fee limit for such category. The Audit Committee may delegate to any member of the Audit Committee the authority to grant pre-approval of permitted non-audit services to be provided by BDO between Audit Committee meetings; provided, however, that any such pre-approval shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee or the audit committee of the Former Parent, as applicable, pre-approved all audit and permitted non-audit services provided by BDO for the years ended December 31, 2024 and December 31, 2023.
Required Stockholder Vote and Recommendation of Our Board of Directors
Approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of all of the shares of stock present or represented at the Annual Meeting and voting affirmatively or negatively on such matter (meaning the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” the proposal). Abstentions from voting on the proposal and broker non-votes will not be counted as votes cast and accordingly will have no effect upon the outcome of the proposal. If our stockholders do not ratify the appointment of BDO, our Board of Directors will reconsider the appointment of BDO as well as other independent registered public accounting firms.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BDO AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025.

MANAGEMENT AND CORPORATE GOVERNANCE
Overview
The Company is committed to maintaining strong corporate governance practices that benefit the long-term interests of our stockholders by providing for effective oversight and management of the Company. The Board of Directors and management believe that the Company has a sound governance structure in place for both management and the Board of Directors. The Company’s corporate governance documents and policies can be accessed on the Investors page of our website at www.inhibrx.com. The Board of Directors and its committees regularly review the Company’s corporate governance documents and policies to ensure that they take into account developments at the Company, changes in regulations and listing requirements, and the continuing evolution of best practices in the area of corporate governance.
Corporate Code of Conduct and Ethics
Inhibrx has adopted a Corporate Code of Conduct and Ethics and Whistleblower Policy that applies to all of our officers, directors, and employees. The Corporate Code of Conduct and Ethics and Whistleblower Policy is available on the Governance Documents section of the Investors page on our website at www.inhibrx.com. We intend to disclose any amendments to the Corporate Code of Conduct and Ethics and Whistleblower Policy, or any waivers of our requirements, on our website to the extent required by applicable laws.
Board Leadership and Risk Oversight
We do not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board of Directors, as our Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board of Directors. Mark P. Lappe is our current Chief Executive Officer and our current Chairman of the Board of Directors. Our Board has determined that having an employee director serve as Chairman is in the best interests of our stockholders at this time because of the efficiencies achieved in having the role of Chief Executive Officer and Chairman of the Board combined, and because the detailed knowledge of our day-to-day operations and business that the Chief Executive Officer possesses greatly enhances the decision-making processes of our Board as a whole.
We do not have a lead independent director. The Chairman of the Board of Directors and the other members of the Board work in concert to provide oversight of our management and affairs. Our Board encourages communication among its members and between management and the Board to facilitate productive working relationships. Working with the other members of the Board of Directors, our Chairman also strives to ensure that there is an appropriate balance and focus among key responsibilities such as strategic development, review of operations, and risk oversight.
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including, but not limited to, risks relating to financial condition, therapeutic candidate development, dependence on collaborative partners, uncertainty regarding patents and proprietary rights, comprehensive government regulations, cybersecurity, and dependence on key personnel. Management is responsible for the day-to-day management of the risks we face, while our Board as a whole, and through its committees, is responsible for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board satisfies this responsibility, in part, through reports by each committee chairperson regarding the committee’s considerations and actions. The Board also has the responsibility of ensuring compliance with the risk management processes designed and implemented by management, which it satisfies through reports directly from the officers responsible for oversight of particular risks within our Company. The Board believes that full and open communication between management and the Board is essential for effective risk management and oversight.
Director Independence
Our Board annually reviews the independence of all of our directors and affirmatively makes a determination as to the independence of each director based on whether such director satisfies the definition of “independent director” as set forth in the applicable rules of the Nasdaq Stock Market (“Nasdaq”) and the SEC. Our Board has determined that all of our directors are independent directors other than Mark P. Lappe, by virtue of his position as Chief Executive Officer of the Company. There are no family relationships among any of our directors or executive officers.
Stockholder Communications with the Board of Directors
The Company desires that the views of stockholders be heard by the Board of Directors, and that appropriate responses be provided to stockholders on a timely basis. Stockholders wishing to formally communicate with the Board or any individual director may send communications directly to the Company by mail at Inhibrx Biosciences, Inc., 11025 N. Torrey Pines Rd., Suite 140, La Jolla, California 92037, Attention: Corporate Secretary, or electronically using the “Send us a Message” option on the Contact Us page on our website at www.inhibrx.com. Communications will be distributed to our Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications.
Insider Trading Policy & Prohibition on Hedging Transactions
We have adopted an insider trading policy and procedures governing the purchase, sale, and/or other dispositions of our securities by directors, officers, employees and other covered persons that is designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing rules, as applicable. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2024. It is our policy to comply with U.S. insider trading laws and regulations, including with respect to transactions in our own securities.
Under our Insider Trading Policy, our executives and directors are generally prohibited from engaging in any transaction in which they may profit from short-term speculative swings in the value of the Company’s securities. This includes “short sales” (selling borrowed securities that the seller hopes can be purchased at a lower price in the future) and “put” and “call” options.
Clawback Policy
We have adopted a Clawback Policy, consistent with the requirements of Rule 10D-1 under the Exchange Act of 1934, as amended (the “Exchange Act”), and the related Nasdaq listing standards, that requires a current or former executive officer to repay or return erroneously awarded incentive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the relevant securities laws. A copy of our Clawback Policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2024.
Our Board of Directors
Our Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) provides that our business is to be managed by or under the direction of our Board of Directors. Our Board is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. The total Board currently consists of five directors, having terms expiring at the respective annual meetings of stockholders listed below:

Class I	Class II	Class III
2025 Annual Meeting	2026 Annual Meeting	2027 Annual Meeting
Jon Faiz Kayyem, Ph.D.	Douglas G. Forsyth	Mark P. Lappe
Kristiina Vuori, M.D., Ph.D.	Kimberly Manhard
As described above, on March 13, 2025, our Board of Directors accepted the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors and voted to nominate Jon Faiz Kayyem, Ph.D. and Kristiina Vuori, M.D., Ph.D. for election at the Annual Meeting for a term of three years to serve until the 2028 annual meeting of stockholders, and until their successors are elected and qualified, or until their earlier death, resignation, or removal.
The table below sets forth the names of the nominees and those directors whose terms do not expire this year, their ages, their positions in the Company, if any, and their length of service. Also provided below is information regarding each person’s principal occupations or employment for at least the past five years, additional public company directorships held during the past five years, and each person’s specific experience, qualifications, attributes, or skills that led to our Board of Directors’ conclusion at the time of filing of this Proxy Statement that each person should serve as a director.

Name	Age	Position(s)	Director Since	Expiration of Term
Douglas G. Forsyth	56	Director	2024	2026
Jon Faiz Kayyem, Ph.D.	61	Director	2024	2025
Mark P. Lappe	58	Chief Executive Officer and Chairman of the Board of Directors	2024	2027
Kimberly Manhard	65	Director	2024	2026
Kristiina Vuori, M.D., Ph.D.	57	Director	2024	2025

Class I Directors Nominated for Election to Continue in Office until the 2028 Annual Meeting
The following persons have been nominated by our Board of Directors to be elected as Class I directors at the Annual Meeting:
Jon Faiz Kayyem, Ph.D.
Dr. Kayyem has served as a member of our Board since May 2024 and previously served as a member of the Former Parent’s board of directors from April 2018 until May 2024. He is the founder of GenMark Diagnostics Inc. (“GenMark”) and from May 2010 until February 2018, Dr. Kayyem served in various leadership positions at GenMark including Senior Vice President of Research and Development, Chief Scientific Officer, President, and Chief Executive Officer as the company evolved from Osmetech plc. In 2018, Dr. Kayyem became a consultant to GenMark’s board of directors and executive team. In March 2021, GenMark agreed to merge with Roche, which subsequently acquired GenMark through a tender offer. In 2006, Dr. Kayyem founded and served as a member of the board of directors of privately-held Calimmune, Inc. until its acquisition by CSL Behring in 2017. In 1995, he founded Clinical Micro Sensors, Inc. to commercialize technical innovations he developed while serving as a Senior Research Fellow at the California Institute of Technology (“Caltech”). In 2000, Clinical Micro Sensors, Inc. was sold to Motorola, Inc. and was subsequently purchased by Osmetech plc in 2005. From June 2000 until December 2004, Dr. Kayyem served as Vice President of Life Sciences at Motorola. In October 2004, he co-founded the biotechnology fund management company, Efficacy Capital Limited, and, until September 2009, served as a managing partner. Dr. Kayyem currently serves as a member of the board of directors of Biodesix, Inc. He also currently serves, or has served, as a director or advisor on various non-public company boards, including non-profit and educational institutions. Dr. Kayyem received a combined B.S. and M.S. in Molecular Biophysics and Biochemistry from Yale University and a Ph.D. in Molecular Biology from Caltech. We believe that Dr. Kayyem’s extensive experience as an executive and serving on other boards of directors in the biotechnology and biotherapeutic industry qualifies him to serve as a member of our Board of Directors.
Kristiina Vuori, M.D., Ph.D.
Dr. Vuori has served as a member of our Board since May 2024 and previously served as a member of the Former Parent’s board of directors from October 2021 until May 2024. Since January 2023, she has served as President and Chief Executive Officer and a member of the board of directors of Sanford Laboratories for Innovative Medicines, an independent, not-for-profit biomedical research institution with a mission to discover and deliver the next-generation of molecular medicines. Since January 1995, Dr. Vuori has also served as Professor, and since January 2010 as Pauline and Stanley Foster Distinguished Chair, at the National Cancer Institute-designated Cancer Center of Sanford Burnham Prebys Medical Discovery Institute (“SBP”), a non-profit research organization with major research programs in cancer, neurodegeneration, diabetes, and infectious, inflammatory, and childhood diseases. In addition, Dr. Vuori served as President and a member of the board of directors of SBP from January 2010 to June 2022 and as SBP’s interim Chief Executive Officer from January 2013 to September 2014 and September 2017 to June 2020. She also served as SBP’s Executive Vice President for Scientific Affairs from 2008 to 2010, Director of the Cancer Center from 2005 to 2013, and Deputy Director of the Cancer Center from 2003 to 2005. Dr. Vuori has previously served or is currently serving on the board of directors of Bionano Genomics, Inc., Sio Gene Therapies, Inc., Forian Inc., WebMD Health Corp, Inc., the American Association for Cancer Research, the California Institute for Regenerative Medicine and the California Breast Cancer Research Program. Dr. Vuori received her M.D. and Ph.D. from the University of Oulu, Finland. We believe that Dr. Vuori’s experience as a physician-scientist in biomedical research and drug discovery and as an educator of research scientists, her experience managing a large non-profit biomedical research organization, and her various leadership roles in non-profit, for-profit, and public boards qualify her to serve as a member of our Board of Directors.
    Class II Directors Continuing in Office until the 2026 Annual Meeting
The following directors will continue in office until the 2026 annual meeting of stockholders, or until their earlier resignation or removal in accordance with our Company’s Amended and Restated Bylaws (the “Bylaws”):
Douglas G. Forsyth
Mr. Forsyth has served as a member of our Board since May 2024 and previously served as a member of the Former Parent’s board of directors from April 2018 until May 2024. From 1994 until February 2022, Mr. Forsyth served as a portfolio manager, a managing director and Chief Investment Officer of U.S. Income & Growth Strategies with Allianz Global Investors GmbH (“Allianz”), a global investment management firm. Mr. Forsyth was also the head of the Allianz Income and Growth Strategies team, during which time he had portfolio management, trading and research responsibilities, and oversaw all aspects of the Income and Growth platform’s business, including product development and implementation. Mr. Forsyth was the lead portfolio manager for the Allianz U.S. High Yield Bond strategy since its inception in August 1994 and assumed lead portfolio management responsibility for the firm’s U.S. Convertible strategy in 1998. In addition to management responsibility for institutional clients worldwide, Mr. Forsyth supervised multiple open-end and closed-end mutual funds. Mr. Forsyth has 30 years of investment-industry experience. Mr. Forsyth currently serves, or has served, on a variety of non-public company boards across a variety of industries as well as several charitable boards. Mr. Forsyth received a Bachelor of Business

Administration from the University of Iowa. We believe that Mr. Forsyth is qualified to serve as a member of our Board of Directors due to his extensive experience as an investment fund portfolio manager and his extensive business strategy experience.
Kimberly Manhard
Ms. Manhard has served as a member of our Board since May 2024 and previously served as a member of the Former Parent’s board of directors from June 2020 until May 2024. Ms. Manhard has served as the Chief Development Officer, Executive Vice President for Connect Biopharma Holdings Limited (“Connect Biopharma”) since September 2024. Prior to Connect Biopharma, Ms. Manhard served as the Senior Vice President of Global Strategic Planning and Execution for Acadia Pharmaceuticals Inc. from January 2024 to September 2024, and as the Executive Vice President, Drug Development of Heron Therapeutics, Inc. (“Heron”) from January 2016 to June 2023. She also served as a director of Heron from 2014 to 2016 and from 2019 to February 2023. From 2006 to 2016, she served as the Senior Vice President of Regulatory Affairs and Development Operations at Ardea Biosciences, Inc. (“Ardea”). In her role at Ardea, Ms. Manhard was instrumental in the development and 2015 regulatory approval of lesinurad (Zurampic). Prior to joining Ardea in 2006, she was President of her own consultancy firm, Vice President of Regulatory Affairs for Exelixis, Inc., and held multiple regulatory positions at Agouron Pharmaceuticals, Inc., a division of the Warner-Lambert Company, supporting development and commercialization of anticancer and antiviral products, including nelfinavir (Viracept). Ms. Manhard was also previously with Bristol-Myers Squibb Company in regulatory affairs, responsible for oncology compounds, including paclitaxel (Taxol) and infectious disease compounds, including didanosine (Videx) and stavudine (Zerit). Ms. Manhard began her career in clinical research with Eli Lilly and Company and G.H. Besselaar Associates (Covance Inc.). Ms. Manhard currently serves as a member of the board of directors of Toragen, Inc. and previously served as a member of the board of directors of Shoreline Biosciences Inc. She received a B.S. degree in zoology and a B.A. degree in French from the University of Florida. We believe that Ms. Manhard is qualified to serve on our Board of Directors due to her experience in executive management and as a director with other biotechnology and pharmaceutical companies, as well as her experience in drug development, regulatory affairs, and pharmaceutical operations.
Class III Directors Continuing in Office until the 2027 Annual Meeting
The following director will continue in office until the 2027 annual meeting of stockholders, or until his earlier resignation or removal in accordance with our Bylaws:
Mark P. Lappe
Mr. Lappe has served as our Chief Executive Officer and as a member of our Board of Directors since January 2024 and prior to that, co-founded the Former Parent in 2010 and served as its Chief Executive Officer and chairman of the board of directors from its inception to May 2024. Mr. Lappe has extensive expertise in the biotechnology industry with over thirty years of experience in executive management, investment management and executive recruiting, having built the executive teams of over forty start-up biotechnology and medical device companies. Prior to founding Inhibrx, Mr. Lappe was the founder and Managing Partner of Efficacy Biotech Fund, a fund focused on strategic investment in public biotechnology companies. We believe Mr. Lappe’s service as our co-founder and Chief Executive Officer and his extensive experience in the biotechnology and biotherapeutic industries qualifies him to serve on our Board of Directors.
Board Meetings and Attendance
From the Company’s formation on January 8, 2024 until the Separation and Distribution on May 29, 2024, our Board of Directors did not hold any meetings but acted by written consent five times. From May 30, 2024 through the end of fiscal year 2024, our Board of Directors held two meetings and acted by written consent two times. No director attended fewer than 75% of the total number of meetings of our Board of Directors and of Board committees on which he or she served during the fiscal year ended December 31, 2024. Our Board of Directors has adopted a policy requiring that each member of the Board make every effort to attend each annual meeting of our stockholders. All the individuals who were directors of the Company at the time of the 2024 annual meeting of stockholders attended that meeting.

Committees of our Board of Directors
Our Board has established three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, each of which is described more fully below.
Audit Committee
Our Audit Committee is comprised of Douglas G. Forsyth, Jon Faiz Kayyem, Ph.D., and Kristiina Vuori, M.D., Ph.D., with Mr. Forsyth serving as the Chairperson. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by Nasdaq, as such standards apply specifically to members of audit committees. Our Board has determined that Mr. Forsyth is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K. The Audit Committee met two times during fiscal 2024 following the Separation and Distribution.

Our Audit Committee’s roles and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls, reviews the scope of annual audits, and discusses the Company’s policies with respect to risk assessment and risk management, including with respect to cybersecurity.
A copy of the Audit Committee’s written charter is publicly available on the Governance Documents section of the Investors page on our website at www.inhibrx.com. Please also see the Report of the Audit Committee set forth elsewhere in this Proxy Statement.
Compensation Committee
Our Compensation Committee is comprised of Jon Faiz Kayyem, Ph.D., Douglas G. Forsyth, and Kimberly Manhard, with Dr. Kayyem serving as the Chairperson. Our Board has determined that all members of the Compensation Committee qualify as independent under the definition promulgated by Nasdaq. From the Company’s formation on January 8, 2024 until the Separation and Distribution on May 29, 2024, our Compensation Committee did not hold any meetings but acted by written consent one time. From May 30, 2024 through the end of fiscal year 2024, our Compensation Committee held one meeting and acted by written consent two times.
Our Compensation Committee’s roles and responsibilities are set forth in the Compensation Committee’s written charter and include reviewing, approving, and making recommendations regarding our compensation policies, practices, and procedures to ensure that legal and fiduciary responsibilities of our Board of Directors are carried out and that such policies, practices, and procedures contribute to our success. Our Compensation Committee also administers our equity compensation plans. The Compensation Committee may delegate authority for day-to-day administration and interpretation of the Company’s various compensation plans, including the selection of participants, the determination of award levels, and the approval of award documents to our non-executive officer employees. However, the Compensation Committee may not delegate any authority under those plans for matters affecting the compensation and benefits of the Company’s executive officers. The Chief Executive Officer is not present for any discussions relating to his compensation.
A copy of the Compensation Committee’s written charter is publicly available on the Governance Documents section of the Investors page on our website at www.inhibrx.com.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is comprised of Douglas G. Forsyth, Kimberly Manhard, and Kristiina Vuori, M.D., Ph.D., with Mr. Forsyth serving as the Chairperson. Our Board has determined that all members of the Nominating and Corporate Governance Committee qualify as independent under the definition promulgated by Nasdaq. The Nominating and Corporate Governance Committee met one time during fiscal year 2024 following the Separation and Distribution.
The Nominating and Corporate Governance Committee’s responsibilities are set forth in the Nominating and Corporate Governance Committee’s written charter and include, among other matters:
•evaluating and making recommendations to the full Board as to the composition, organization, and governance of the Board and its committees,
•evaluating, nominating, and recommending individuals for membership on our Board of Directors,
•periodically reviewing and evaluating director performance,
•overseeing the process for CEO and other executive officer succession planning, and
•developing and recommending governance policies and guidelines for the Company.
Identifying and Evaluating Director Nominees. Generally, our Nominating and Corporate Governance Committee considers director candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms, or other appropriate sources. Once identified, the Nominating and Corporate Governance Committee will evaluate a candidate’s qualifications in accordance with our Policy on Stockholder Recommendation of Candidates for Election as Directors, appended to our Nominating and Corporate Governance Committee’s charter. Threshold criteria include: personal integrity and ethical values, business and professional skills and experience, independence, knowledge of our industry, absence of material conflicts of interest, breadth of experiences and backgrounds, and commitment to enhancing the long-term value of the Company for our stockholders.
Stockholder Nominations for Director. If a stockholder wishes to propose a candidate for consideration as a nominee for election to our Board of Directors, they must follow the procedures described in our Bylaws and in “Stockholder Proposals and Nominations for Director” at the end of this Proxy Statement. In general, persons recommended by stockholders will be evaluated on the same basis as any recommendation from members of the Board of Directors or management of the Company. Any such recommendation should be made in writing to the Nominating and Corporate Governance Committee, care of our Corporate Secretary at our principal office, and should be accompanied by information related to (i) the proposed nominee, as well as (ii) the recommending stockholder and the beneficial owner, if any, on whose behalf the nomination is made, in each case as set forth in detail in our Bylaws.
We have not paid any third party a fee to assist in the process of identifying and evaluating candidates for director, and as of the Record Date, we have not received any nominees for director from any stockholder or stockholder group for the Annual Meeting in accordance with the nominating procedures set forth in our Bylaws and Nominating and Corporate Governance Committee charter.
A copy of the Nominating and Corporate Governance Committee’s written charter is publicly available on the Governance Documents section of the Investors page on our website at www.inhibrx.com.
Our Executive Officers
As of the date of this proxy, our current executive officers and their respective ages and positions are set forth in the following table:

Name	Age	Position
Mark P. Lappe (1)	58	Chief Executive Officer and Chairman of the Board of Directors
Kelly D. Deck, C.P.A.	45	Chief Financial Officer
David J. Matly, M.B.A.	39	President
________________
(1) Mr. Lappe is also a director of the Company and his biographical information appears on page 11.
Kelly D. Deck, C.P.A.
Ms. Deck has served as our Chief Financial Officer since May 2024 and leads our accounting, finance, information technology, and investor relations functions. She joined the Former Parent in October 2018 as Vice President of Finance, bringing decades of experience in the life science industry, and served as the Former Parent’s Chief Financial Officer from April 2020 until May 2024. Prior to joining our team, Ms. Deck held various accounting and finance positions of increasing responsibility with Apricus Biosciences, Inc., Hologic, Inc., Gen-Probe, Inc., and Cytori Therapeutics, Inc. Ms. Deck is currently the treasurer of the board of trustees for the Fleet Science Center. Ms. Deck holds a B.S. and M.S. in Accounting and is an active licensed Certified Public Accountant in the state of California.
David Matly, M.B.A.
Mr. Matly was appointed as our President in April 2025, assuming oversight of the Company’s clinical development and operations, research and development, technical operations, and regulatory affairs, and adding to his roles as Chief Commercial and Business Development Officer, in which he served as an Executive Vice President since May 2024. Mr. Matly joined the Former Parent in October 2021 and has been responsible for all commercial, medical affairs, market access and business development functions at Inhibrx. He brings extensive commercial launch and business development experience across both biotechnology and large pharmaceutical companies. Previously, Mr. Matly was at Novartis, where he most recently served as the global Vice President of the MDS/AML franchise from 2020 to 2021. In this role, he was responsible for the launch preparation of their flagship program and building the MDS/AML portfolio, including the evaluation of in-licensing and M&A opportunities. Prior to this role, Mr. Matly was Novartis Oncology’s global commercial lead of the sickle cell disease therapeutic area from 2018 to 2020, leading the launch of ADAKVEO and also serving as the global commercial lead of PROMACTA/REVOLADE from 2017 to 2018. Prior to Novartis, Mr. Matly was the Vice President of Business Development at Chrono Therapeutics. Mr. Matly began his career at Eli Lilly, holding several positions of increasing responsibility in sales and marketing, most notably leading the US launch of CYRAMZA in metastatic lung cancer. Mr. Matly received his B.S. in Industrial Engineering from Purdue University and his M.B.A. from Harvard Business School.

DIRECTOR COMPENSATION
Non-Employee Director Compensation Table
The following table sets forth a summary of the compensation earned by our non-employee directors for their service on our Board during the year ended December 31, 2024:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Douglas G. Forsyth	$47,250	$—	$347,464	$—	$394,714
Jon Faiz Kayyem, Ph.D.	$39,375	$—	$347,464	$—	$386,839
Kimberly Manhard	$33,000	$—	$347,464	$—	$380,464
Kristiina Vuori, M.D., Ph.D.	$34,875	$—	$347,464	$—	$382,339
________________
(1)Cash payments made by the Company following the Separation from May 30, 2024 to December 31, 2024. Amounts paid by the Former Parent from January 1, 2024 to May 29, 2024 of $15,750 for Mr. Forsyth, $13,125 for Dr. Kayyem, $11,000 for Ms. Manhard, and $11,625 for Dr. Vuori were earned and paid in connection with each director's prior service on the board of directors of the Former Parent and are excluded from the above table.
(2)These amounts represent the aggregate grant date fair value of time-based stock option awards granted by the Company during 2024, determined in accordance with FASB ASC Topic 718. All awards are amortized over the vesting life of the award. For the assumptions used in our valuations, see “Note 5 – Equity Compensation Plans” of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC.
Non-Employee Director Compensation - Equity
As of December 31, 2024, non-employee directors held options to purchase shares of our common stock pursuant to the terms of our 2024 Omnibus Incentive Plan (“2024 Plan”) as follows:

Name	Stock Awards Outstanding at December 31, 2024 (#)	Option Awards Outstanding at December 31, 2024 (#)
Douglas G. Forsyth.	—	30,000(1)
Jon Faiz Kayyem, Ph.D.	—	30,000(1)
Kimberly Manhard	—	30,000(1)
Kristiina Vuori, M.D., Ph.D.	—	30,000(1)
________________
(1)These options were granted as of May 30, 2024 and will vest in full on May 30, 2025, subject to the continued service of each non-employee director.
Non-Employee Director Compensation Policy
We have adopted a Non-Employee Director Compensation Policy that is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the Non-Employee Director Compensation Policy, each non-employee director is eligible to receive the following amounts for their service on our Board of Directors:
•Initial Stock Option Grant. For new non-employee directors, a stock option to purchase 30,000 shares of the Company’s common stock.
•Annual Stock Option Grants. A stock option to purchase 15,000 shares of the Company’s common stock, on the date of the first Board meeting held following the Company’s annual meeting of stockholders each year.
•Annual Fees. Annual retainers in the following amounts, payable quarterly in arrears:

Position	Retainer
Board Member	$35,000
Board Chairperson	$35,000
Audit Committee Chair	$15,000
Compensation Committee Chair	$10,000
Nominating and Corporate Governance Committee Chair	$8,000
Audit Committee Member	$7,500
Compensation Committee Member	$5,000
Nominating and Corporate Governance Committee Member	$4,000
All options granted under our Non-Employee Director Compensation Policy will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant and terminate on the tenth anniversary of the date of grant. Subject to the continued service of each non-employee director, and unless otherwise specified by the Board of Directors or the Compensation Committee at the time of grant, each annual stock option grant vests on the first anniversary of the date of grant and each initial stock option grant vests in equal monthly installments over a period of three years following the date of grant.
Directors may be reimbursed for reasonable out-of-pocket expenses incurred in connection with their service as directors. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our Certificate of Incorporation and Bylaws.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth a summary of cash and non-cash compensation awarded, earned, or paid for services rendered to us during the fiscal years ended December 31, 2024 and December 31, 2023 by our named executive officers (“NEOs”), consisting of (i) our principal executive officer during the fiscal year ended December 31, 2024 and (ii) the other two individuals who served as executive officers during the fiscal year ended December 31, 2024.

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Mark P. Lappe	2024	$695,250	$—	$3,573,408	$417,150	$5,975	$4,691,783
Chief Executive Officer and Chairman of the Board of Directors	2023	$675,000	$—	$1,706,771	$405,000	$15,250	$2,802,021
Kelly D. Deck, C.P.A.	2024	$460,100	$1,500,000	$2,084,488	$207,045	$15,621	$4,267,254
Chief Financial Officer	2023	$430,000	$—	$512,031	$193,500	$13,368	$1,148,899
Brendan P. Eckelman, Ph.D.(7)	2024	$535,600	$—	$2,084,488	$—	$7,504	$2,627,592
Former Chief Scientific Officer	2023	$520,000	$—	$682,708	$234,000	$15,250	$1,451,958
________________
(1)The NEOs were appointed executive officers of the Company effective May 30, 2024, the effective date of the Separation. Prior to the Separation, each of the NEOs were executive officers of the Former Parent.
(2)The amounts reported in 2024 reflect the NEOs’ annual salary earned during the fiscal year paid by the Former Parent prior to the Separation and by the Company after the Separation. The amounts reported in 2023 reflect the NEOs’ annual salary earned during the fiscal year which was paid by the Former Parent.
(3)The amount reflected in 2024 reflects a transaction bonus paid out by the Company in connection with the Separation.
(4)These amounts represent the aggregate grant date fair value of time-based stock option awards granted by the Company during the fiscal year ended December 31, 2024 and by the Former Parent during the fiscal year ended December 31, 2023, determined in accordance with FASB ASC Topic 718. All awards are amortized over the vesting life of the award. For the assumptions used in our valuation of the awards granted by us or our Former Parent during 2023 and 2024, see “Note 5 – Equity Compensation Plans” of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC. Awards issued during the year ended December 31, 2024 are reflected in the “Outstanding Equity Awards as of December 31, 2024” table below.
(5)These amounts represent performance-based cash bonuses earned during the year ended December 31, 2024, which were paid out during the first quarter of 2025.
(6)These amounts reflected in 2024 represent matching employer contributions under the Company’s 401(k) retirement plan and employer contributions to health savings accounts and the amounts reflected in 2023 represent matching employer contributions under the Company’s 401(k) retirement plan. The formula for determining the matching contributions is the same for the NEOs as it is for all salaried employees (and is subject to the same statutory maximum).
(7)Dr. Eckelman resigned effective March 31, 2025.
Narrative Disclosure to Summary Compensation Table
Employment Arrangements with our Named Executive Officers
We have entered into executive employment agreements with each of our NEOs in connection with their employment with us, the material terms of which are described below. Except as noted below, these executive employment agreements provide for “at will” employment. In addition, each NEO has entered into a Proprietary Information and Inventions Assignment Agreement obligating the officer to refrain from disclosing any of our proprietary information received during the course of employment and to assign to us any inventions conceived or developed during the course of employment.

Employment Agreement with Mark P. Lappe
On May 30, 2024, following the Separation and Distribution, we entered into an employment agreement with Mark P. Lappe, setting forth the terms and conditions of his employment with the Company. Mr. Lappe is entitled to an annual base salary of $695,250 and eligible to receive an annual bonus of up to 60% of his then-current base salary based on achievement of certain corporate goals.
Mr. Lappe is also entitled to certain severance and change in control benefits pursuant to his employment agreement, the terms of which are described below under “Potential Payments upon Termination or Change of Control.”
Prior to the Separation and Distribution, Mr. Lappe had an employment agreement in place with the Former Parent on terms substantially similar to his current agreement with the Company.
Employment Agreement with Kelly D. Deck, C.P.A.
On May 30, 2024, following the Separation and Distribution, we entered into an employment agreement with Kelly D. Deck, C.P.A., setting forth the terms and conditions of her employment with the Company. Ms. Deck was entitled to an annual base salary of $460,100 and is eligible to receive a performance bonus of up to 45% of her then-current base salary based on achievement of certain corporate goals.
Ms. Deck is also entitled to certain severance and change in control benefits pursuant to her employment agreement, the terms of which are described below under “Potential Payments upon Termination or Change of Control.”
Prior to the Separation and Distribution, Ms. Deck had an employment agreement in place with the Former Parent on terms substantially similar to her current agreement with the Company.
Effective January 1, 2025, Ms. Deck’s annual base salary increased to $473,910 annually, and effective April 1, 2025, Ms. Deck’s annual base salary further increased to $500,010. In each case, no other terms of her employment agreement changed.
Employment Agreement with Brendan P. Eckelman, Ph.D.
On May 30, 2024, following the Separation and Distribution, we entered into an employment agreement with Brendan P. Eckelman, Ph.D., setting forth the terms and conditions of his employment with the Company. Dr. Eckelman was entitled to an annual base salary of $535,600 and eligible to receive an annual bonus of up to 45% of his then-current base salary based on achievement of certain corporate goals.
Prior to his resignation, Dr. Eckelman was also entitled to certain severance and change in control benefits pursuant to his employment agreement, the terms of which are described below under “Potential Payments upon Termination or Change of Control.”
Prior to the Separation and Distribution, Dr. Eckelman had an employment agreement in place with the Former Parent on terms substantially similar to the May 30, 2024 agreement.
On March 31, 2025, Dr. Eckelman informed the Company of his intention to resign as EVP, Chief Scientific Officer of the Company, effective immediately, to establish a newly-formed private biotechnology company, where he will be founder and Chief Executive Officer. In connection with Dr. Eckelman’s resignation, the Company accelerated the vesting of 50,000 of Dr. Eckelman’s outstanding options to purchase shares of the Company’s common stock and extended the post-termination exercise period thereof through October 1, 2026.
Potential Payments Upon Termination or Change In Control
The employment agreements of Mr. Lappe, Ms. Deck, and Dr. Eckelman as of December 31, 2024, provided for the following severance payments upon termination by the Company without Cause (as defined below), or by the executive for Good Reason (as defined below): (i) payment of the executive’s then-current base salary for a period of 12 months following termination; (ii) acceleration of unvested equity awards that would have vested during the 12 months following the date of termination; and (iii) continued coverage under our group health insurance plan with the cost of such coverage shared in the same relative proportion by the Company and the executive as in effect on their last day of employment until the earlier of 12 months from termination or the date the executive becomes eligible for medical benefits with another employer.
Further, the agreements provided that upon termination by the Company without Cause or by the executive for Good Reason within a period of one year following a Change of Control (as defined below), or 90 days preceding the earlier to occur of a Change of Control or the execution of a definitive agreement the consummation of which would result in a Change of Control, the executive would be entitled to receive: (i) a lump sum payment equal to 18 months of the executive’s then-current base salary; (ii) a lump sum payment equal to 1.5 times the target bonus for the year of termination; (iii) acceleration of all unvested equity awards as of the date of termination; and (iv) continued coverage under our group health insurance plan with the cost of such coverage shared in the same relative proportion by the Company and the executive as in effect on their last day of employment until the earlier of 18 months from termination or the date the executive becomes eligible for medical benefits with another employer. Payment in each case would be subject to the executive’s execution of a release satisfactory to us following such termination. In addition, if the executive’s employment terminated as a result of disability or death, they would be entitled to receive a pro-rated target bonus for the period during which the executive was employed in the year of termination.
The following definitions apply to the severance terms under each executive’s amended and restated employment agreement:
“Cause” means (i) the executive’s conviction of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (ii) the executive’s willful failure or refusal to comply with lawful directions of such executive’s supervisor, which failure or refusal continues for more than five business days after written notice is given to the executive by such executive’s supervisor, which notice sets forth in reasonable detail the nature of such failure or refusal; (iii) willful and material breach by the executive of a material written Company policy applicable to the executive or the executive’s covenants and/or obligations under his or her employment agreement, provided that the breach is not cured within 5 business days; and/or (iv) misconduct by the executive that materially damages us or any of our affiliates.
“Good Reason” means (i) relocation of the executive’s principal business location to a location more than 30 miles from the executive’s then-current business location; (ii) a material diminution in the executive’s duties, authority or responsibilities; (iii) a material reduction in the executive’s base salary; or (iv) willful and material breach by us or our covenants and/or obligations under the executive’s employment agreement.
“Change of Control” means the occurrence of any of the following events: (i) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company, or any affiliate, parent or subsidiary of the Company, or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions; (ii) a merger or consolidation of the Company other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; (iii) our stockholders approve an agreement for the sale or disposition by the Company of all or substantially all of our assets; or (iv) a change in the composition of our Board of Directors, as a result of which fewer than a majority of the directors are incumbent directors.
The following table sets forth the amounts payable to each of our NEOs based on an assumed termination as of December 31, 2024 based upon certain designated events (and, with respect to the value of the accelerated vesting of the option awards, based on the closing price per share of our common stock on December 31, 2024 of $15.40 per share). As a result of his resignation on March 31, 2025, Dr. Eckelman did not receive the severance benefits outlined below. The termination arrangements with Dr. Eckelman are described above.

Name	Cash Severance	Health and Other Insurance Benefits	Stock Options (Unvested and Accelerated)	Total
Mark P. Lappe
Termination for reasons other than Cause, death or Disability, or for Good Reason	$695,250	$30,831	$1,414,474	$2,140,555
Termination in connection with a Change of Control	$1,668,600	$46,247	$3,573,408	$5,288,255
Kelly D. Deck, C.P.A.
Termination for reasons other than Cause, death or Disability, or for Good Reason	$460,100	$24,389	$825,112	$1,309,601
Termination in connection with a Change of Control	$1,000,718	$36,583	$2,084,488	$3,121,789
Brendan P. Eckelman, Ph.D.
Termination for reasons other than Cause, death or Disability, or for Good Reason	$535,600	$31,438	$825,112	$1,392,150
Termination in connection with a Change of Control	$1,164,930	$47,157	$2,084,488	$3,296,575
Elements of Compensation
Base Salary
The Compensation Committee reviews the base salaries of our executive officers, including our NEOs, from time to time and makes adjustments as it determines to be reasonable and necessary to reflect the scope of an executive officer’s performance, role, responsibilities, skills, and experience. Other than the increases to Ms. Deck’s annual base salary as described above, and an increase to Mr. Matly’s salary upon his appointment to President on April 1, 2025, no changes to the base salaries of our NEOs have been implemented since the Separation and Distribution.
Annual Performance Bonus
The Company also provides executive officers with annual performance-based cash bonuses, which are specifically designed to reward executives for overall Company performance in a given year. Corporate goals are established by the Compensation Committee with input from senior management. The target annual cash bonus amounts relative to base salary vary depending on each executive’s accountability, scope of responsibilities, and potential impact on the Company’s performance.
The Compensation Committee considers the Company’s overall performance for the preceding fiscal year in deciding whether to award a bonus and, if one is to be awarded, the amount of the bonus. The annual cash bonus for each executive officer is based 100% on overall Company performance. The Compensation Committee retains the ability to apply discretion in making adjustments to the final bonus payouts.
The evaluation of Company performance for 2024 bonus purposes was based on the achievement, or failure to achieve, a set of weighted performance goals. The Company’s 2024 performance goals generally fell into the categories of executing on the progression of our clinical programs, obtaining sufficient funding through various methods, expanding existing and new business development relationships, and increasing the visibility of the Company to outside investors and the public. For fiscal year 2024, the Compensation Committee determined that the Company achieved 100% of the performance goals and thus the executive officers should be paid their bonuses at 100% of the targeted levels. Accordingly, the following table sets forth the target bonus for each of the NEOs for fiscal year 2024 and the resulting incentive payout, based on the level of achievement of the 2024 corporate goals:

Name	Title	Fiscal Year 2024 Incentive Bonus Rate at Target	2024 Evaluation of Company Performance	Final Ratio Incentive Bonus as a Percentage of Base Salary	Fiscal Year 2024 Incentive Bonus Award ($)
Mark P. Lappe	Chief Executive Officer	60%	100%	55%	$417,150
Kelly D. Deck, C.P.A.	Chief Financial Officer	45%	100%	45%	$207,045
Brendan P. Eckelman, Ph.D.	Chief Scientific Officer	45%	100%	45%	$— (1)
________________
(1)Dr. Eckelman did not receive an incentive bonus award for the fiscal year 2024.
Equity-Based Compensation
Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executive officers with a strong link to our long-term performance, create an ownership opportunity, and help to align the interests of our executive officers and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention. Accordingly, our Compensation Committee periodically reviews the equity incentive compensation of our executives and other employees, including our NEOs, and from time to time may grant equity incentive awards to them in the form of stock options.
On May 30, 2024, in connection with the Separation and Distribution and pursuant to our 2024 Plan, we granted time-based stock options to each of our employees, including our NEOS. The options granted to the NEOs during 2024 are reflected in the “Outstanding Equity Awards as of December 31, 2024” table below.
Rule 10b5-1 Trading Plans
Certain of our employees, including directors and executive officers, have adopted, or may in the future adopt, written plans, known as Rule 10b5-1 Plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 Plan, a broker executes trades pursuant to parameters established by the individual when entering into the plan, without further direction from the individual. The individual may amend or terminate the 10b5-1 Plan in limited circumstances.
401(k) Retirement Plan
We maintain a tax-qualified retirement plan that provides eligible employees, including our NEOs, with an opportunity to save for retirement on a tax-advantaged basis. All participants’ interests in their contributions are 100% vested when contributed. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Our retirement plan is intended to qualify under Section 401(a) of the Code. Our plan authorizes employer safe harbor matching contributions up to 5% of an employee’s annual compensation.
Health and Welfare Benefits
Our NEOs are eligible to participate in our employee benefit plans and programs, which include medical, dental, and vision benefits, life and disability insurance, and wellness and tuition reimbursement, to the same extent as our other full-time employees generally, subject to the terms and eligibility requirements of those plans and programs.

Outstanding Equity Awards as of December 31, 2024
The following table shows certain information regarding outstanding equity awards as of December 31, 2024 for our NEOs:

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Mark P. Lappe	—	300,000	—	$15.86	5/30/2034
Kelly D. Deck, C.P.A.	—	175,000	—	$15.86	5/30/2034
Brendan P. Eckelman, Ph.D.	—	175,000	—	$15.86	5/30/2034
________________
(1)These stock option grants were made on May 30, 2024, pursuant to our 2024 Plan with the following vesting schedule: 25% of the shares vested on the first anniversary of the vesting commencement date on May 30, 2025, with the balance to vest and become exercisable in equal successive monthly installments for thirty-six (36) months thereafter.
Policies and Practices Related to the Grant of Certain Equity Awards
From time to time, the Company grants stock options to its employees, including our NEOs. Following the Separation and Distribution in May 2024, the Company granted stock options to employees. Additionally, the Company has established a practice of granting new-hire option awards on a new hire’s employment start date. Moreover, non-employee directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the Board and at the first Board meeting following each annual meeting of the Company’s stockholders, respectively, pursuant to our Non-Employee Director Compensation Policy. The Company does not otherwise maintain any written policies on the timing of awards of stock options.
The Company does not grant equity awards in anticipation of the release of material nonpublic information or time the release of material nonpublic information based on equity award grant dates, vesting dates or sale events for the purpose of affecting the value of executive compensation.
The following table sets forth information for certain stock options granted to the Company’s named executive officers during 2024.

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award	Grant Date Fair Value of the Award
Percentage Change in the Closing Market Price of the Securities Underlying the Award Between the Trading Day Ending Immediately Prior to the Disclosure of Material Nonpublic Information and the Trading Day Beginning Immediately Following the Disclosure of Material Nonpublic Information

Mark P. Lappe	5/30/2024	300,000	$15.86	$3,576,000	2.5%
Kelly D. Deck, C.P.A.	5/30/2024	175,000	$15.86	$2,086,000	2.5%
Brendan P. Eckelman, Ph.D.	5/30/2024	175,000	$15.86	$2,086,000	2.5%

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2024:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plan (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders (1)	3,659,700	$15.84	340,300
Equity compensation plans not approved by security holders	—	—	—
Total	3,659,700	$15.84	340,300
________________
(1)Represents options outstanding and shares remaining available for issuance under our 2024 Plan.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee, which consists entirely of directors who meet the independence and experience requirements of Nasdaq, has furnished the following report:
The Audit Committee assists our Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements, and the quality of internal and external audit processes. The Audit Committee’s role and responsibilities are set forth in its charter, which is publicly available on the Governance Documents section of the Investors page on our website at www.inhibrx.com. The Audit Committee reviews and reassesses the charter annually and recommends any changes to our Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2024, the Audit Committee took the following actions:
•Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with management and our independent registered public accounting firm;
•Discussed with our independent registered public accounting firm the matters required to be discussed in accordance with Auditing Standard No. 1301 - Communications with Audit committees; and
•Received written disclosures and the letter from our independent registered public accounting firm regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding our independent registered public accounting firm’s communications with the Audit Committee and the Audit Committee further discussed with our independent registered public accounting firm their independence. The Audit Committee also considered the status of pending litigation, taxation matters, and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.
Based on the Audit Committee’s review of the audited financial statements and discussions with management and our independent registered public accounting firm, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF INHIBRX BIOSCIENCES, INC.

Douglas G. Forsyth, Chairperson
Jon Faiz Kayyem, Ph.D.
Kristiina Vuori, M.D., Ph.D.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the Record Date by (i) each person, or group of affiliated persons, who, to our knowledge, beneficially owns more than 5% of our common stock; (ii) each of our directors, director nominees, and NEOs (as disclosed in this Proxy Statement); and (iii) all of our current executive officers, directors, and director nominees as a group. Unless otherwise indicated in the table or the footnotes to the following table, each person named in the table has sole voting and investment power and such person’s address is c/o Inhibrx Biosciences, Inc., 11025 N. Torrey Pines Rd., Suite 140, La Jolla, California 92037.
We determined the number of shares of common stock beneficially owned by each person under rules promulgated by the SEC, based on information obtained from Company records and filings with the SEC on or before April 1, 2025. In cases of holders who are not directors, director nominees, and NEOs, Schedules 13G or 13D filed with the SEC (and, consequently, ownership reflected here) often reflect holdings as of a date prior to April 1, 2025. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity had the right to acquire within sixty (60) days of April 1, 2025. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual.
Applicable percentages are based on 14,475,904 shares of common stock outstanding as of April 1, 2025, as adjusted as required by the rules promulgated by the SEC.

	Beneficial Ownership (1)
Name and Address of Beneficial Owner	Number of Common Shares	Percent of Common Shares
5% or Greater Stockholders
Entities affiliated with Viking Global Opportunities Illiquid Investments Sub-Master LP (2)	1,787,705	12.35%
Entities affiliated with Perceptive Life Sciences Master Fund, Ltd. (3)	1,488,553	9.99%
Inhibrx, Inc. (4)	1,157,926	8.00%
Entities affiliated with BlackRock, Inc. (5)	831,807	5.75%
Named Executive Officers and Directors
Mark P. Lappe (6)	1,000,413	6.88%
Kelly D. Deck, C.P.A. (7)	43,750	*
Brendan P. Eckelman, Ph.D. (8)	563,888	3.88%
Jon Faiz Kayyem, Ph.D. (9)	1,089,046	7.51%
Douglas G. Forsyth (10)	254,564	1.75%
Kimberly Manhard (11)	40,000	*
Kristiina Vuori, M.D., Ph.D. (12)	50,443	*
All current executive officers and directors as a group (7 persons) (13)	2,521,966	17.09%
________________
* Indicates beneficial ownership of less than 1%.
(1)Beneficial ownership of shares and percentage ownership are determined in accordance with the rules of the SEC. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.
(2)Based on information disclosed in the Schedule 13G filed with the SEC on June 7, 2024. Consists of (i) 1,576,466 shares of common stock held by Viking Global Opportunities Illiquid Investments Sub-Master LP (“VGOP”), (ii) 83,333 shares of common stock held by KAVRA 104 LLC (“KAVRA 104”), and (iii) 127,906 shares of common stock held by Viking Global Opportunities Drawdown (Aggregator) LP (“VGOD”). Excludes warrants to purchase 259,692 shares of common stock held by VGOP. The warrants do not allow for an exercise that would result in the holder of such warrants (together with its affiliates, any “group” or any other persons whose beneficial ownership could be aggregated with the holder) to beneficially own more than 9.99% of the number of shares of common stock outstanding immediately following exercise. Viking Global Investors LP (“VGI”) provides managerial services to VGOP, KAVRA 104, and VGOD. VGI has the authority to dispose of and vote the shares of common stock directly held by VGOP, KAVRA 104 and VGOD. Viking Global Opportunities Parent GP LLC (“Opportunities Parent”) is the sole member of Viking Global Opportunities GP LLC

(“Opportunities GP”), which has the authority to dispose of and vote the shares of common stock controlled by Viking Global Opportunities Portfolio GP LLC (“Opportunities Portfolio GP”) (which consists of the shares of common stock directly held by VGOP), and KAVRA 104, and is the sole member of Viking Global Opportunities Drawdown GP LLC (“VGOD GP”), which has the authority to dispose of and vote the shares of common stock controlled by Viking Global Opportunities Drawdown Portfolio GP LLC (which consists of the shares of common stock directly held by VGOD). Mr. O. Andreas Halvorsen, Mr. David C. Ott and Ms. Rose S. Shabet, as Executive Committee Members of Viking Global Partners LLC (general partner of VGI) and Opportunities Parent have shared authority to dispose of and vote the shares of common stock beneficially owned by VGI and Opportunities Parent. The address for these entities is 600 Washington Boulevard, Floor 11, Stamford, Connecticut, 06901.
(3)Based on information disclosed in the Schedule 13G filed with the SEC on November 14, 2024, as adjusted to reflect the beneficial ownership limitation discussed below. Consists of 1,064,026 shares of common stock and warrants to purchase 424,527 shares of common stock held by Perceptive Life Sciences Master Fund, Ltd (the “Master Fund”). Excludes warrants to purchase 307,629 shares of common stock held by the Master Fund. The warrants do not allow for an exercise that would result in the holder of such warrants (together with its affiliates, any “group” or any other persons whose beneficial ownership could be aggregated with the holder) to beneficially own more than 9.99% of the number of shares of common stock outstanding immediately following exercise. Perceptive Advisors LLC serves as the investment manager to the Master Fund and Mr. Joseph Edelman is the managing member of Perceptive Advisors LLC. The address for the individual and entities listed above is 51 Astor Place, 10th Floor, New York, New York 10003.
(4)Based on information disclosed in the Schedule 13G filed with the SEC on May 31, 2024. Consists of 1,157,926 shares of common stock held by Inhibrx, Inc., the Former Parent, and an indirect wholly-owned subsidiary of Sanofi S.A. The address for this entity is 46, avenue de la Grande Armée, 75017 Paris, France.
(5)Based on information disclosed in the Schedule 13G filed with the SEC on February 4, 2025. Consists of 831,807 shares of common stock held by BlackRock, Inc. and its affiliates. The address for this entity is BlackRock, Inc., 50 Hudson Yards, New York, New York 10001.
(6)Consists of (i) 705,548 shares of common stock held by The Lappe Family Trust, of which Mark P. Lappe is a trustee, (ii) 54,865 shares of common stock held by The Mark Paul Lappe Roth IRA, (iii) 165,000 shares of common stock held by The Lappe Descendants’ Trust-SD DTD 12-21-20, of which Mr. Lappe is the trustee, and (iv) 75,000 options to purchase shares of common stock that are exercisable as of April 1, 2025 or that will become exercisable within 60 days after such date pursuant to the terms of the 2024 Plan.
(7)Consists of 43,750 options to purchase shares of common stock that are exercisable as of April 1, 2025 or that will become exercisable within 60 days after such date pursuant to the terms of the 2024 Plan.
(8)Consists of (i) 433,888 shares of common stock held by the Eckelman Living Trust dated February 5, 2014, of which Dr. Eckelman is the trustee, (ii) 40,000 shares of common stock held by a trust for the benefit of a member of Dr. Eckelman’s immediate family, (iii) 40,000 shares of common stock held by a trust for the benefit of a member of Dr. Eckelman’s immediate family, and (iv) 50,000 options to purchase shares of common stock that are exercisable as of April 1, 2025 or that will become exercisable within 60 days after such date pursuant to the terms of the 2024 Plan.
(9)Consists of (i) 419,360 shares of common stock held by The Jon F. Kayyem and Paige Gates-Kayyem Family Trust, of which Dr. Kayyem is the trustee, (ii) 250,000 shares of common stock held by Jon Faiz Kayyem Revocable Trust, of which Dr. Kayyem is the trustee, (iii) 250,000 shares of common stock held by Paige Gates-Kayyem Revocable Trust, of which Dr. Kayyem’s spouse is the trustee, (iv) 139,686 shares of common stock held in custodial accounts managed by Dr. Kayyem for the benefit of Dr. Kayyem's immediate family, and (v) 30,000 options to purchase shares of common stock that are exercisable as of April 1, 2025 or that will become exercisable within 60 days after such date pursuant to the terms of the 2024 Plan.
(10)Consists of (i) 224,564 shares of common stock held by the Forsyth Family Trust, Dated July 20, 2001, for which Douglas G. Forsyth and Rosanna Forsyth are co-trustees and (ii) 30,000 options to purchase shares of common stock that are exercisable as of April 1, 2025 or that will become exercisable within 60 days after such date pursuant to the terms of the 2024 Plan.
(11)Consists of (i) 10,000 shares of common stock held by Kimberly Joan Manhard Revocable Trust, Dtd 6/4/2012 and (ii) 30,000 options to purchase shares of common stock that are exercisable as of April 1, 2025 or that will become exercisable within 60 days after such date pursuant to the terms of the 2024 Plan.

(12)Consists of (i) 20,443 shares of common stock and (ii) 30,000 options to purchase shares of common stock that are exercisable as of April 1, 2025 or that will become exercisable within 60 days after such date pursuant to the terms of the 2024 Plan.
(13)Includes the shares described in footnotes 6, 7, 9 through 12 and 43,750 options to purchase shares of common stock that are exercisable by David J. Matly, M.B.A. as of April 1, 2025 or that will become exercisable within 60 days after such date pursuant to the terms of the 2024 Plan.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and changes in ownership of our common stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such reports received, we believe that for the fiscal year ended December 31, 2024, all Reporting Persons complied with all applicable Section 16(a) filing requirements, except one Form 4 filed for Jon Faiz Kayyem on November 19, 2024, with respect to two transactions, was filed one day after the applicable deadline.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures on Related Party Transactions
We have adopted a policy that requires all future transactions between us and any director, executive officer, holder of 5% or more of any class of our capital stock, or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons, as defined in Item 404 of Regulation S-K, or their affiliates, in which the amount involved is equal to or greater than $120,000 (each, a “Related Transaction”), be approved in advance by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration, and approval. In approving or rejecting any such proposal, our Audit Committee is to consider all available information deemed relevant by the Audit Committee, including, but not limited to, the extent of the related person’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.
Related Party Transactions
The following is a summary of Related Transactions entered into or existing since May 29, 2024, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Director Compensation” and “Executive Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.
Separation and Distribution
In connection with the Separation and Distribution, the Former Parent retained an equity interest in the Company of 8%, or 1,157,926 shares. Accordingly, the Company identified the Former Parent as a related party following the spin-off transaction.
Transition Services Agreement
In connection with the Separation and Distribution, the Company entered into the Transition Services Agreement with the Former Parent under which the Company or one of its affiliates provide the Former Parent or other Sanofi entities with certain transition services for a limited time to ensure an orderly transition following the Separation. The services that the Company agreed to provide to the Former Parent or other Sanofi entities under the Transition Services Agreement include certain finance and accounting, including payroll, tax, and procurement, information technology, legal and intellectual property, clinical study support, technical operations, regulatory, quality assurance, commercial and medical affairs, and other services. The Former Parent pays the Company for any such services received by the Former Parent or other Sanofi entities, as applicable, at agreed amounts as set forth in the Transition Services Agreement.
During the fiscal year ended December 31, 2024, the Company billed the Former Parent for $0.3 million for services performed under the Transition Services Agreement. The Company recognized this amount as other income and has received approximately $0.2 million in cash as of December 31, 2024, with the remaining balance recorded as a receivable from related parties in the Company’s consolidated balance sheet.
Additionally, the Transition Services Agreement requires the Former Parent to reimburse the Company for certain severance payments made by the Company to certain Company employees whose employment was terminated as a result of the transaction. During the fiscal year ended December 31, 2024, the Company billed the Former Parent for $1.0 million of severance payments to former employees, all of which has been received as of December 31, 2024.
Pharmacovigilance Agreement
In connection with the Separation and Distribution, the Company entered into a Pharmacovigilance Agreement with the Former Parent, pursuant to which the parties agreed to implement processes and procedures for sharing information as required for each party’s compliance with its regulatory and pharmacovigilance responsibilities.
Indemnification Agreements
The Company has entered into indemnification agreements with each of our directors and officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted by (i) law and (ii) each of our Certificate of Incorporation and Bylaws.
Our Certificate of Incorporation provides that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law.
Scithera Agreements
In connection with the resignation of Brendan P. Eckelman, Ph.D. as Chief Scientific Officer of the Company, on May 31, 2025, the Company entered into a License and Assignment Agreement (the “License Agreement”) and a Materials and Know-How Transfer Agreement (the “MTA”) with Scithera, LLC (“Scithera”). Dr. Eckelman is the founder, chief executive officer and beneficial owner of significant equity interests in Scithera. Pursuant to the License Agreement, the Company licensed to Scithera the right to use certain assets in the Company’s antibody library in exchange for an up-front payment of $1.3 million upon Scithera’s funding, potential future milestone payments of up to an aggregate of $41.25 million upon the achievement of certain milestone events, and potential royalty payments on net sales in the low- to mid-single digits. Additionally, the Company assigned to Scithera its agreement with NorthStar Medical Technologies, LLC for the development of radiopharmaceuticals for the treatment of cancer. Under the MTA, the Company will make available to Scithera certain research materials useful for identifying, generating, and developing antibodies from antibody libraries to enable Scithera’s use of the assets licensed under the License Agreement. The Company received no payments under the License Agreement during the fiscal year ended December 31, 2024.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
Stockholder proposals will be considered for inclusion in the Proxy Statement for the 2026 annual meeting in accordance with Rule 14a-8 under the Exchange Act if they are received by the Company’s Corporate Secretary on or before December 17, 2025.
Stockholders who intend to present a proposal or director nominee at the 2026 annual meeting of stockholders without inclusion of such proposal in our proxy materials for the 2026 annual meeting are required to provide notice of such proposal within the time periods and in the manner set forth in our Bylaws. All stockholder proposals, including nominations for election of directors and proposals of other business to be conducted at the 2026 annual meeting, must be submitted between January 28, 2026 and February 27, 2026, which is between 120 and 90 days prior to the first anniversary of the 2025 Annual Meeting; provided, however, that in the event that the date of the 2026 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the 2025 Annual Meeting, such submission must be received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.
Proposals that are not received in a timely manner will not be voted on at the applicable annual meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC.
In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act postmarked or transmitted electronically not later than March 29, 2026,
All proposals and notices of intention to present proposals at the 2026 annual meeting should be addressed to Inhibrx Biosciences, Inc., 11025 N. Torrey Pines Road, Suite 140, La Jolla, California 92037, Attention: Corporate Secretary.

HOUSEHOLDING OF ANNUAL DISCLOSURE MATERIALS
We have adopted a procedure approved by the SEC called “householding” for stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials. In some instances, only one copy of the proxy materials is being delivered to multiple stockholders sharing an address, unless we have received instructions from one or more of the stockholders to continue to deliver multiple copies. This procedure reduces our printing costs and postage fees. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
We will promptly deliver a separate copy of our Notice of Internet Availability or, if applicable, our proxy materials to you if you write to us at: Inhibrx Biosciences, Inc., 11025 N. Torrey Pines Road, Suite 140, La Jolla, CA 92037, Attention: Corporate Secretary, or if you call us at 858-795-4210. If you want to receive your own set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.

OTHER MATTERS
The Company knows of no other business that will be presented at the Annual Meeting other than the matters described in this Proxy Statement. However, if any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

By Order of the Board of Directors,

Leah Pollema
VP, General Counsel and Corporate Secretary
La Jolla, California
April 16, 2025

C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903

This proxy is being solicited on behalf of the Board of Directors
The undersigned hereby appoints Leah Pollema and Kelly Deck (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Inhibrx Biosciences, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.
You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.
PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Inhibrx Biosciences, Inc.
Annual Meeting of Stockholders

Please make your marks like this: ☒
THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
“FOR” ON PROPOSALS 1 and 2

PROPOSALS	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.To elect two Class I directors, nominated by our Board of Directors, to serve until our 2028 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their respective earlier death, resignation, or removal.
	FOR	WITHHOLD
1.01 Jon Faiz Kayyem, Ph.D.	☐	☐		FOR
1.02 Kristiina Vuori, M.D., Ph.D.	☐	☐		FOR

2.To ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	FOR	AGAINST	ABSTAIN
	☐	☐	☐	FOR

3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

You must register to attend the meeting online and/or participate at www.proxydocs.com/INBX

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date